Exhibit 99.1

Contact:
Dennis P. Wolf	Omnicell, Inc.
EVP and CFO	1201 Charleston Road
800-850-6664, ext. 6482	Mountain View, CA 94043
dennisw@omnicell.com

For Immediate Release

Omnicell Announces Results for Fourth Quarter and Full Year 2004

MOUNTAIN VIEW, Calif. – Feb. 3, 2005 – Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced results for the quarter and full year ended December 31, 2004.

Financial highlights were as follows:

•                  Net income for the quarter was $2.6 million or $0.10 per diluted share, compared to net income of $3.2 million or $0.12 per diluted share for the same period of 2003 and net income of $3.3 million or $0.12 per diluted share for the third quarter of 2004.  Full year 2004 net income was $10.6 million, compared to $7.3 million for 2003, an increase of 45%.

•                  For the fourth quarter of 2004, total revenue was a record $34.2 million, compared to $28.6 million for the same period in 2003 and $32.7 million for the third quarter of 2004.   Full year 2004 total revenue was $123.9 million, compared to $102.1 million for 2003, an increase of 21%.

•                  Total operating margin was $2.4 million, compared to $2.7 million for the same period of 2003 and an operating margin of $3.3 million for the third quarter of 2004.  Full year 2004 operating margin was $10.5 million, compared to $7.0 million for 2003, an increase of 51%.

•                  Gross margin was 54.2% for the fourth quarter of 2004, compared to 59.0% for the same period in 2003 and 58.3% for the third quarter of 2004.  Full year 2004 gross margin was 58.0%, compared to 58.4% for 2003.

•                  Total operating expenses were $16.1 million for the fourth quarter of 2004, compared to $14.1 million for the same period of 2003 and $15.8 million for the third quarter of 2004.  Full year 2004 total operating expenses were $61.4 million, compared to $52.7 million for 2003, an increase of 16%.

•                  Cash balances as of December 31, 2004, were down by $2.9 million to $30.6 million, compared to $33.5 million as of December 31, 2003.

Other results included:

•                  Total backlog as of December 31, 2004 was $46.9 million, compared to $49.7 million as of September 30, 2004, representing an decrease of $2.8 million. Backlog increased 23% from the same period of last year.

•                  As of December 31, 2004, we had completed our installation obligation for 32,226 medication and supply dispensing systems at 1,566 healthcare facilities.

Omnicell Chairman, President and CEO Randall A. Lipps, commenting on the current quarter and the past year’s business results, said, “In summary, I am pleased with our dramatically improved competitive position and resulting prospects for sales growth and market share expansion.  At the same time, I am firmly committed to substantially improving our operating efficiency and focusing on increasing our backlog to enable us to more predictably grow our revenue.”

Conference Call Details

Management will report financial results for the fourth quarter of 2004 on Thursday, Feb. 3, at 2:00 p.m. PT via conference call. Investors and analysts interested in joining the conference may access the call by dialing 800-257-7063 — toll-free (domestic) or 303-205-0044 — direct-dial (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 4:00 p.m. PDT on Feb. 3 through 11:59 p.m. PT on Feb. 10. Dialing 800-405-2236 — toll-free (domestic) or 303-590-3000 — direct-dial (international) and entering the passcode 11022199# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Established in 1992, Omnicell (NASDAQ: OMCL) is a leading provider of patient safety solutions preferred by nurses. Improving patient care by enhancing operational efficiency, Omnicell solutions are used throughout the healthcare facility—in the pharmacy, nursing units, surgical services, cath lab, and all the way to the patient’s bedside. The company’s MedGuard™ line of solutions for the medication-use process includes systems for physician order management, automated pharmacy retrieval, medication packaging, medication dispensing, and nursing workflow automation with bar code medication administration. For the medical-surgical supply chain, Omnicell’s OptiFlex™ product line provides open bar code systems, cabinet-based supply management, integrated open and cabinet-based systems, and Web-based procurement. More than 1,500 healthcare facilities use Omnicell solutions to help reduce medication errors, operate more efficiently, and decrease costs—ultimately contributing to improved clinical and financial outcomes. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the Company to maintain profitability, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

(see detailed financial results on next page)

OMNICELL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
	2004	2003	Change (%)	2004	2003	Change (%)
Revenues:
Product revenues	$28,482	$23,045		$100,856	$82,206
Service and other revenues	5,687	5,508		23,083	19,921
Total revenues	34,169	28,553	20%	123,939	102,127	21%

Costs of revenues:
Cost of product revenues	13,151	9,250		43,032	34,458
Cost of service and other revenues	2,493	2,461		9,001	8,003
Total cost of revenues	15,644	11,711		52,033	42,461

Gross profit	18,525	16,842	10%	71,906	59,666	21%

Operating expenses:
Research and development	2,426	2,220		9,105	8,950
Selling general and administrative	13,664	11,563		52,083	42,779
Restructuring and severance charges	—	323		171	953
Total operating expenses	16,090	14,106	14%	61,359	52,682	16%

Income from operations	2,435	2,736		10,547	6,984

Interest and other income	191	316		457	692
Interest and other expense	(8)	(8)		(78)	(127)

Income before provision for income taxes	2,618	3,044		10,926	7,549

Provision for income taxes	(1)	(201)		324	242

Net income	$2,619	$3,245	-19%	$10,602	$7,307	45%

Net income per share - basic	$0.10	$0.14		$0.43	$0.32

Net income per share - diluted	$0.10	$0.12		$0.38	$0.29

Weighted average shares outstanding - basic	25,305	23,536	8%	24,849	22,746	9%

Weighted average shares outstanding - diluted	27,453	27,251	1%	27,720	25,321	9%

OMNICELL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,	Change
	2004	2003 (1)	($)	(%)
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short term investments	$30,599	$33,524	(2,925)	-9%
Accounts receivable, net	22,280	14,529	7,751	53%
Inventories	14,214	8,783	5,431	62%
Receivables subject to a sales agreement	3,062	2,737	325	12%
Other current assets	7,730	3,966	3,764	95%
Total current assets	77,885	63,539	14,346	23%
Property and equipment, net	5,660	4,833	827	17%
Long-term receivables subject to a sales agreement	3,040	4,985	(1,945)	-39%
Other assets	12,841	11,110	1,731	16%
Total assets	$99,426	$84,467	14,959	18%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,489	$2,921	1,568	54%
Accrued liabilities	12,853	15,403	(2,550)	-17%
Deferred service revenue	13,922	12,650	1,272	10%
Deferred gross profit	7,846	10,125	(2,279)	-23%
Obligation resulting from sale of receivables	3,062	2,737	325	12%
Current portion of note payable	—	305	(305)	-100%
Total current liabilities	42,172	44,141	(1,969)	-4%
Long-term obligation resulting from sale of receivables	3,040	4,985	(1,945)	-39%
Other long-term liabilities	517	583	(66)	-11%
Stockholders’ equity	53,697	34,758	18,939	54%
Total liabilities and stockholders’ equity	$99,426	$84,467	14,959	18%

(1)               Derived from the December 31, 2003 audited consolidated balance sheet.